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                                                                  Exhibit 10.140

                 AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT



                  This Amendment No. 6 (the "Amendment") dated as of December 31, 2000, to Loan and Security Agreement by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender"), and Lexington Precision Corporation ("LPC").

                  WHEREAS, Lender and LPC are parties to a Loan and Security Agreement dated as of March 19, 1997, including Rider A thereto (the "Agreement").

                  WHEREAS, LPC and Lender desire to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                     1. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

                     2. The definition of Cash Flow Coverage Ratio in Section 1 of Rider A to the Agreement is hereby amended in its entirety to read as follows:

                  "CASH FLOW COVERAGE RATIO": with respect to Debtor shall mean as of any date, the sum of Debtor's net income, depreciation and amortization for its four most recent fiscal quarters less its dividends paid during such period divided by the current portion of its long term debt, other than its 12.75% senior subordinated notes due February 1, 2000 in the original principal amount of $31,720,125.00, its 14% junior subordinated notes due May 1, 2000, in the original principal amount of $346,666.67, its 14% junior subordinated convertible increasing rate notes due May 1, 2000, in the original principal amount of $1,000,000.00, its 10.5% senior unsecured note due February 1, 2000, in the original principal amount of $7,500,000.00, the 12% mortgage note of its wholly-owned subsidiary, Lexington Rubber Group, Inc., formerly known as Lexington Components, Inc. ("LRGI"), due January 31, 2000, in the original principal amount of $1,370,015.65, the various term loans secured by real estate mortages and payable by LRGI and LPC to Bank One Akron, NA, and that portion of the other term loans payable by LRGI or LPC to Bank One Akron, NA, Congress Financial Corporation, or Lender that is not scheduled to be repaid within one year after the date of the financial statements with respect to which the calculation of the Cash Flow Coverage Ratio is being made but nevertheless is classified as a current liability solely because of defaults on Indebtedness other than Indebtedness payable to Lender; PROVIDED, that for the purposes of this calculation the Debtor's results of operations shall exclude any write-down or write-off of assets (whether tangible or intangible) of any manufacturing facility or business unit of the Debtor which is recorded by Debtor as a result of the restructuring, relocation, shut-down or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.



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                     3. Clause (c) of Section 4 of Rider A to the Agreement is
           hereby amended to read as follows:

                  (c) Maintain a Cash Flow Coverage Ratio of (i) not less than
                  1.15 to 1.0 from January 1, 1997 through May 31, 1997, (ii) not less than 1.2 to 1.0 from June 1,1997 through November 30, 1997, (iii) not less than 1.25 to 1.0 from December 1, 1997 through January 31, 2001, (iv) not less than 1.2 to 1.0 from February 1, 2001 through June 30, 2001, and (v) not less than
                  1.25 to 1.0 on and after July 1, 2001, to be calculated on a rolling four quarter basis;

                     4. Except as specifically amended herein, the Agreement remains in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above


                            THE CIT GROUP/EQUIPMENT FINANCING, INC.

                            By:     Anthony Joseph
                                   -----------------------------------------
                            Title:  Vice President
                                   -----------------------------------------



                            LEXINGTON PRECISION CORPORATION

                            By: Michael A. Lubin
                                ------------------------------------------
                                Michael A. Lubin, Chairman of the Board